Exhibit 99
FOR IMMEDIATE RELEASE
March 27, 2024
Cintas Corporation Announces
Fiscal 2024 Third Quarter Results

CINCINNATI, March 27, 2024 -- Cintas Corporation (Nasdaq: CTAS) today reported results for its fiscal 2024 third quarter ended February 29, 2024. Revenue for the third quarter of fiscal 2024 was $2.41 billion compared to $2.19 billion in last year’s third quarter, an increase of 9.9%. The organic revenue growth rate for the third quarter of fiscal 2024, which adjusts for the impacts of acquisitions, foreign currency exchange rate fluctuations and differences in the number of workdays, was 7.7%.

Gross margin for the third quarter of fiscal 2024 was $1.19 billion compared to $1.03 billion in last year’s third quarter, an increase of 14.9%. Gross margin as a percentage of revenue was 49.4% for the third quarter of fiscal 2024 compared to 47.2% in last year's third quarter, an increase of 220 basis points. Energy expenses comprised of gasoline, natural gas and electricity were 40 basis points lower for the third quarter of fiscal 2024 compared to last year's third quarter.

Operating income for the third quarter of fiscal 2024 increased 16.6% to $520.8 million compared to $446.8 million in last year's third quarter. Operating income as a percentage of revenue was 21.6% in the third quarter of fiscal 2024 compared to 20.4% in last year's third quarter.

Net income was $397.6 million for the third quarter of fiscal 2024 compared to $325.8 million in last year's third quarter, an increase of 22.0%. The third quarter of fiscal 2024 effective tax rate was 19.9% compared to 22.1% in last year's third quarter. The tax rates in both quarters were impacted by certain discrete items, primarily the tax accounting impact for stock-based compensation. Third quarter of fiscal 2024 diluted earnings per share (EPS) was $3.84 compared to $3.14 in last year's third quarter, an increase of 22.3%.

On March 15, 2024, Cintas paid an aggregate quarterly cash dividend of $137.6 million to shareholders, an increase of 17.1% from the amount paid last March.

Todd M. Schneider, Cintas' President and Chief Executive Officer, stated, "Our third quarter results reflect the outstanding dedication and execution of our employees, whom we call partners. Each of our operating segments continue to execute at a high level, which led to robust revenue growth of 9.9%, record high gross margin of 49.4%, record high operating margin of 21.6% and diluted EPS growth of 22.3%."

Mr. Schneider concluded, "Based on our third quarter results, we are increasing our full fiscal year financial guidance. We are raising our annual revenue expectations from a range of $9.48 billion to $9.56 billion to a range of $9.57 billion to $9.60 billion and our diluted EPS from a range of $14.35 to $14.65 to a range of $14.80 to $15.00." Please note the following regarding guidance:
•Fiscal year 2024 interest expense is expected to be approximately $99.0 million compared to $109.5 million in fiscal year 2023, predominately as a result of less variable rate debt. This may change as a result of future share buybacks or acquisition activity.
•Fiscal year 2024 effective tax rate is expected to be 20.6% compared to a rate of 20.4% in fiscal year 2023.
•Our diluted EPS guidance includes no future share buybacks.

Cintas

Cintas Corporation helps more than one million businesses of all types and sizes get Ready™ to open their doors with confidence every day by providing products and services that help keep their customers’ facilities and employees clean, safe and looking their best. With offerings including uniforms, mats, mops, restroom supplies, first aid and safety products, fire extinguishers and testing, and safety training, Cintas helps customers get Ready for the Workday®. Headquartered in Cincinnati, Cintas is a publicly held Fortune 500 company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of both the Standard & Poor’s 500 Index and Nasdaq-100 Index.

Cintas will host a live webcast to review the fiscal 2024 third quarter results today at 10:00 a.m., Eastern Time. The webcast will be available to the public on Cintas' website at www.Cintas.com. A replay of the webcast will be available approximately two hours after the completion of the live call and will remain available for two weeks.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements.  Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs; lower sales volumes; loss of customers due to outsourcing trends; the performance and costs of integration of acquisitions; inflationary pressures and fluctuations in costs of materials and labor, including increased medical costs; interest rate volatility; costs and possible effects of union organizing activities; failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety; the effect on operations of exchange rate fluctuations, tariffs and other political, economic and regulatory risks; uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation; our ability to meet our goals relating to environmental, social and governance (ESG) opportunities, improvements and efficiencies; the cost, results and ongoing assessment of internal controls for financial reporting; the effect of new accounting pronouncements; disruptions caused by the inaccessibility of computer systems data, including cybersecurity risks; the initiation or outcome of litigation, investigations or other proceedings; higher assumed sourcing or distribution costs of products; the disruption of operations from catastrophic or extraordinary events including global health pandemics such as the COVID-19 coronavirus; the amount and timing of repurchases of our common stock, if any; changes in federal and state tax and labor laws; and the reactions of competitors in terms of price and service. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made, except otherwise as required by law. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2023 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us, or that we currently believe to be immaterial, may also harm our business.

For additional information, contact:
J. Michael Hansen, Executive Vice President & Chief Financial Officer - 513-972-2079
Jared S. Mattingley, Vice President, Treasurer & Investor Relations - 513-972-4195

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	February 29, 2024	February 28, 2023	% Change
Revenue:
Uniform rental and facility services	$1,876,642	$1,716,165	9.4%
Other	529,531	473,821	11.8%
Total revenue	2,406,173	2,189,986	9.9%

Costs and expenses:
Cost of uniform rental and facility services	960,208	907,993	5.8%
Cost of other	258,117	247,962	4.1%
Selling and administrative expenses	667,048	587,219	13.6%

Operating income	520,800	446,812	16.6%

Interest income	(930)	(373)	149.3%
Interest expense	25,530	28,819	(11.4)%

Income before income taxes	496,200	418,366	18.6%
Income taxes	98,621	92,539	6.6%
Net income	$397,579	$325,827	22.0%

Basic earnings per share	$3.90	$3.19	22.3%

Diluted earnings per share	$3.84	$3.14	22.3%

Basic weighted average common shares outstanding	101,477	101,714
Diluted weighted average common shares outstanding	103,187	103,418

Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Nine Months Ended
	February 29, 2024	February 28, 2023	% Change
Revenue:
Uniform rental and facility services	$5,554,009	$5,123,924	8.4%
Other	1,571,671	1,407,374	11.7%
Total revenue	7,125,680	6,531,298	9.1%

Costs and expenses:
Cost of uniform rental and facility services	2,882,022	2,705,486	6.5%
Cost of other	772,691	741,222	4.2%
Selling and administrative expenses	1,949,928	1,752,724	11.3%

Operating income	1,521,039	1,331,866	14.2%

Interest income	(2,121)	(872)	143.2%
Interest expense	76,664	85,459	(10.3)%

Income before income taxes	1,446,496	1,247,279	16.0%
Income taxes	289,219	245,470	17.8%
Net income	$1,157,277	$1,001,809	15.5%

Basic earnings per share	$11.34	$9.82	15.5%

Diluted earnings per share	$11.15	$9.65	15.5%

Basic weighted average common shares outstanding	101,681	101,589
Diluted weighted average common shares outstanding	103,347	103,363

CINTAS CORPORATION SUPPLEMENTAL DATA

Gross Margin and Net Income Margin Results

	Three Months Ended		Nine Months Ended
	February 29, 2024	February 28, 2023	February 29, 2024	February 28, 2023

Uniform rental and facility services gross margin	48.8%	47.1%	48.1%	47.2%
Other gross margin	51.3%	47.7%	50.8%	47.3%
Total gross margin	49.4%	47.2%	48.7%	47.2%
Net income margin	16.5%	14.9%	16.2%	15.3%

Reconciliation of Non-GAAP Financial Measures

The press release contains non-GAAP financial measures within the meaning of the rules promulgated by the U.S. Securities and Exchange Commission. To supplement its consolidated condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides these additional non-GAAP financial measures of free cash flow and organic revenue growth. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are shown in the tables below.

Computation of Free Cash Flow

	Nine Months Ended
(In thousands)	February 29, 2024	February 28, 2023

Net cash provided by operations	$1,386,741	$1,044,191
Capital expenditures	(307,558)	(224,116)
Free cash flow	$1,079,183	$820,075

Management uses free cash flow to assess the financial performance of the Company. Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

Computation of Organic Growth

	Three Months Ended			Nine Months Ended
	February 29, 2024	February 28, 2023	Growth %	February 29, 2024	February 28, 2023	Growth %
	A	B	G	I	J	O
Revenue	$2,406,173	$2,189,986	9.9%	$7,125,680	$6,531,298	9.1%
			G=(A-B)/B			O=(I-J)/J
	C	D		K	L
Workdays in the period	65	64		196	195

	E	F	H	M	N	P
Workday adjusted revenue growth	$2,369,155	$2,189,986	8.2%	$7,089,324	$6,531,298	8.5%
	E=(A/C)*D	F=(B/D)*D	H=(E-F)/F	M=(I/K)*L	N=(J/L)*L	P=(M-N)/N

Acquisition and foreign currency exchange impact, net			(0.5)%			(0.3)%

Organic growth			7.7%			8.2%

Management believes that organic revenue growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days and excludes the impact from acquisitions, divestitures and foreign currency exchange rate fluctuations.

SUPPLEMENTAL SEGMENT DATA

(In thousands)	Uniform Rental and Facility Services	First Aid and Safety Services	All Other	Corporate	Total
For the three months ended February 29, 2024
Revenue	$1,876,642	$262,602	$266,929	$—	$2,406,173
Gross margin	$916,434	$147,732	$123,682	$—	$1,187,848
Selling and administrative expenses	$496,027	$90,015	$81,006	$—	$667,048
Interest income	$—	$—	$—	$(930)	$(930)
Interest expense	$—	$—	$—	$25,530	$25,530
Income (loss) before income taxes	$420,407	$57,717	$42,676	$(24,600)	$496,200

For the three months ended February 28, 2023
Revenue	$1,716,165	$231,605	$242,216	$—	$2,189,986
Gross margin	$808,172	$119,408	$106,451	$—	$1,034,031
Selling and administrative expenses	$448,177	$72,137	$66,905	$—	$587,219
Interest income	$—	$—	$—	$(373)	$(373)
Interest expense	$—	$—	$—	$28,819	$28,819
Income (loss) before income taxes	$359,995	$47,271	$39,546	$(28,446)	$418,366

For the nine months ended February 29, 2024
Revenue	$5,554,009	$789,696	$781,975	$—	$7,125,680
Gross margin	$2,671,987	$438,824	$360,156	$—	$3,470,967
Selling and administrative expenses	$1,445,440	$262,996	$241,492	$—	$1,949,928
Interest income	$—	$—	$—	$(2,121)	$(2,121)
Interest expense	$—	$—	$—	$76,664	$76,664
Income (loss) before income taxes	$1,226,547	$175,828	$118,664	$(74,543)	$1,446,496

For the nine months ended February 28, 2023
Revenue	$5,123,924	$701,740	$705,634	$—	$6,531,298
Gross margin	$2,418,438	$354,698	$311,454	$—	$3,084,590
Selling and administrative expenses	$1,324,577	$221,086	$207,061	$—	$1,752,724
Interest income	$—	$—	$—	$(872)	$(872)
Interest expense	$—	$—	$—	$85,459	$85,459
Income (loss) before income taxes	$1,093,861	$133,612	$104,393	$(84,587)	$1,247,279

Cintas Corporation
Consolidated Condensed Balance Sheets
(In thousands except per share data)

	February 29, 2024	May 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$128,483	$124,149
Accounts receivable, net	1,262,077	1,152,993
Inventories, net	451,215	506,604
Uniforms and other rental items in service	1,025,597	1,011,918
Prepaid expenses and other current assets	163,624	142,795
Total current assets	3,030,996	2,938,459

Property and equipment, net	1,505,810	1,396,476

Investments	294,261	247,191
Goodwill	3,212,432	3,056,201
Service contracts, net	335,863	346,574
Operating lease right-of-use assets, net	186,514	178,464
Other assets, net	412,999	382,991
	$8,978,875	$8,546,356

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$307,941	$302,292
Accrued compensation and related liabilities	182,669	239,086
Accrued liabilities	720,545	632,504
Income taxes, current	18,310	12,470
Operating lease liabilities, current	44,430	43,710
Total current liabilities	1,273,895	1,230,062

Long-term liabilities:
Debt due after one year	2,474,908	2,486,405
Deferred income taxes	481,177	498,356
Operating lease liabilities	146,060	138,278
Accrued liabilities	368,752	329,269
Total long-term liabilities	3,470,897	3,452,308

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value, and paid-in capital: 425,000,000 shares authorized FY 2024: 193,090,252 issued and 101,444,090 outstanding FY 2023: 192,198,938 issued and 101,732,148 outstanding	2,246,329	2,031,542
Retained earnings	10,341,248	9,597,315
Treasury stock: FY 2024: 91,646,162 shares FY 2023: 90,466,790 shares	(8,439,817)	(7,842,649)
Accumulated other comprehensive income	86,323	77,778
Total shareholders’ equity	4,234,083	3,863,986
	$8,978,875	$8,546,356

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(Unaudited)
(In thousands)

	Nine Months Ended
	February 29, 2024	February 28, 2023
Cash flows from operating activities:
Net income	$1,157,277	$1,001,809

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	207,637	190,801
Amortization of intangible assets and capitalized contract costs	119,815	113,281
Stock-based compensation	84,490	75,334
Deferred income taxes	(21,366)	22,001
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(109,040)	(132,473)
Inventories, net	55,834	(60,563)
Uniforms and other rental items in service	(9,060)	(85,991)
Prepaid expenses and other current assets and capitalized contract costs	(104,873)	(116,842)
Accounts payable	5,771	32,851
Accrued compensation and related liabilities	(58,511)	(32,666)
Accrued liabilities and other	52,945	17,856
Income taxes, current	5,822	18,793
Net cash provided by operating activities	1,386,741	1,044,191

Cash flows from investing activities:
Capital expenditures	(307,558)	(224,116)
Purchases of investments	(7,592)	(4,618)
Acquisitions of businesses, net of cash acquired	(185,028)	(32,983)
Other, net	(3,100)	(6,894)
Net cash used in investing activities	(503,278)	(268,611)

Cash flows from financing activities:
Payments of commercial paper, net	—	(62,200)
Repayment of debt	(13,450)	—
Proceeds from exercise of stock-based compensation awards	1,275	2,941
Dividends paid	(393,310)	(332,421)
Repurchase of common stock	(468,146)	(370,917)
Other, net	(5,839)	(11,996)
Net cash used in financing activities	(879,470)	(774,593)

Effect of exchange rate changes on cash and cash equivalents	341	(2,895)

Net increase (decrease) in cash and cash equivalents	4,334	(1,908)
Cash and cash equivalents at beginning of period	124,149	90,471
Cash and cash equivalents at end of period	$128,483	$88,563